EXHIBIT 23(b)



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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Flexible Solutions International, Inc.
Victoria, British Columbia


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 25, 2009, relating to the consolidated financial statements of Flexible Solutions International, Inc. for the years ended December 31, 2007 and 2008 which are contained in the Prospectus.



                               /s/ "Cinnamon Jang Willoughby & Company"

                              Chartered Accountants




Burnaby, British Columbia, Canada
October 23, 2009